                                                                   EXHIBIT 10.42


                                NON-U.S. GUARANTY

                  GUARANTY, dated as of September 19, 2002, by S&C Australia Holdco Pty. Ltd. (ACN: 101 767 851), a New South Wales, Australia company ("Australian Holdings"), Australia Meat Holdings Pty. Limited (ACN: 011 062 338) (the "Australian Company" and, together with "Australian Holdings", the "Australian Borrowers"), each of the entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 27 (Additional Guarantors) hereof (collectively with the Australian Borrowers, the "Guarantors," and each a "Guarantor"), in favor of the Administrative Agent, each Lender, each Issuer, Swift & Company (the "Company"), and each other holder of a Guarantied Obligation (as each such term is defined below) (each, a "Guarantied Party" and, collectively, the "Guarantied Parties").

                                   WITNESSETH:

                  WHEREAS, pursuant to the Credit Agreement dated as of September 19, 2002 (together with all appendices, exhibits and schedules thereto and as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; capitalized terms defined therein and used herein having the meanings given to them in the Credit Agreement) among the Company, the Australian Borrowers (collectively with the Company, the "Borrowers"), S&C Holdco 3, Inc., ("Holdings"), the Lenders and Issuers party thereto, Citicorp USA, Inc., as administrative and collateral agent for the Lenders and Issuers and as Australian agent for the Lenders and Issuers, JPMorgan Chase Bank, as syndication agent for the Lenders and Issuers, Citisecurities Limited (ACN: 008 489 610) as Australian collateral trustee for the Lenders and Issuers and General Electric Capital Corporation, U.S. Bank National Association and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank International", New York Branch each as co-documentation agents for the Lenders and Issuers, the Lenders and Issuers have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

                  WHEREAS, pursuant to the Australian Intercompany Credit Agreement dated as of September 19, 2002 (the "Intercompany Credit Agreement"), between Australian Holdings and the Company, the Company has agreed to make advances (the "Intercompany Advances") to Australian Holdings;

                  WHEREAS, pursuant to the Loan Documents executed by the Company in favor of the Guarantied Parties, the Company has agreed to assign all of its rights and remedies under and in respect of the Intercompany Credit Agreement to the Administrative Agent as collateral for its Secured Obligations;

                  WHEREAS, each Affiliate Guarantor (as defined below) is a direct or indirect Subsidiary of the Company and is a direct or indirect Subsidiary or Affiliate of Australian Holdings;

                  WHEREAS, each Guarantor will receive substantial direct and indirect benefits from the making of the Loans, the issuance of the Letters of Credit and the granting of the other financial accommodations to the Australian Borrowers under the Credit Agreement and the making of the Intercompany Advances to Australian Holdings under the Australian Intercompany Credit Agreement; and

                  WHEREAS, it is a condition precedent to the obligation of the Lenders and the Issuers to make their respective extensions of credit to the Borrowers under the Credit Agreement



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                                                               NON-U.S. GUARANTY
                                                                 SWIFT & COMPANY


and of the Company to make the Intercompany Advances under the Australian Intercompany Credit Agreement that the Guarantors shall have executed and delivered this Guaranty for the benefit of the Guarantied Parties;

                  NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  SECTION 1 DEFINITIONS

                  The following terms shall have the following meanings in this
Guaranty:

                  "Affiliate Guarantor" means each Guarantor other than the Australian Borrowers.

                  "Guarantied Obligations" means (a) in the case of Australian Holdings, the Obligations of the Australian Company under any Loan Document, (b) in the case of the Australian Company, the Obligations of Australian Holdings under any Loan Document, including the obligations of Australian Holdings under the Australian Intercompany Credit Agreement and (c) in the case of the other Guarantors, the Obligations of the Australian Borrowers under any Loan Document, including the obligations of Australian Holdings under the Australian Intercompany Credit Agreement.

                  "Mexican Guarantor" means any Guarantor organized and existing under the laws of Mexico (or any state thereof).

                  "Mexico" means the United Mexican States.

                  SECTION 2 GUARANTY

                  (a) To induce the Lenders to make the Loans, the Issuers to issue Letters of Credit and the Company to make the Intercompany Advances, each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, jointly with the other Guarantors and severally, as primary obligor and not merely as surety, the full and punctual payment when due and in the currency due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or any other Loan Document, of all the Guarantied Obligations of such Guarantor, whether or not from time to time reduced or extinguished or hereafter increased or incurred, whether or not recovery may be or hereafter may become barred by any statute of limitations, whether or not enforceable as against either Australian Borrower, whether now or hereafter existing, and whether due or to become due, including principal, interest (including interest at the contract rate applicable upon default accrued or accruing after the commencement of any proceeding under the Bankruptcy Code, or any applicable provisions of comparable state law, provincial law, or Australian law, whether or not such interest is an allowed claim in such proceeding), fees and costs of collection. This Guaranty constitutes a guaranty of payment and not of collection.

                  (b) Each Guarantor further agrees that, if (i) any payment made by the Australian Borrowers or any other Person and applied to the Guarantied Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid or (ii) the proceeds of Collateral applied to the Guarantied



                                       2
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                                                               NON-U.S. GUARANTY
                                                                 SWIFT & COMPANY


Obligations are required to be returned by any Guarantied Party to either Australian Borrower, its estate, trustee, receiver or any other party, including any Guarantor, under any bankruptcy law, equitable cause or any other Requirement of Law, then, to the extent of such payment or repayment, such Guarantor's liability hereunder (and any Lien or other Collateral securing such liability) shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, this Guaranty shall have been cancelled or surrendered (and if any Lien or other Collateral securing such Guarantor's liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), this Guaranty (and such Lien or other Collateral) shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Guarantor in respect of the amount of such payment (or any Lien or other Collateral securing such obligation).

                  (c) The Administrative Agent enters into this Guaranty in its capacity as agent for the Lenders from time to time. The rights and obligations of the Administrative Agent under this agreement at any time are the rights and obligations of the Lenders at that time. Each Lender has (subject to the terms of the Loan Documents) a several entitlement to each such right, and a several liability in respect of each such obligation, in the proportions described in the Loan Documents. The rights, remedies and discretions of the Lenders, or any of them, under this Guaranty may be exercised by the Administrative Agent. No party to this Guaranty is obliged to inquire whether an exercise by the Administrative Agent of any such right, remedy or discretion is within the Administrative Agent's authority as agent for the Lenders.

                  SECTION 3 LIMITATION OF GUARANTY

                  Any term or provision of this Guaranty or any other Loan Document to the contrary notwithstanding, the maximum aggregate amount of the Guarantied Obligations of any Affiliate Guarantor for which such Affiliate Guarantor shall be liable shall not exceed the maximum amount for which such Affiliate Guarantor can be liable without rendering this Guaranty or any other Loan Document, as it relates to such Affiliate Guarantor, subject to avoidance under applicable law relating to fraudulent conveyance or fraudulent transfer (including Section 548 of the Bankruptcy Code or any applicable provisions of comparable state law, provincial law or Australian law) (collectively, "Fraudulent Transfer Laws"), in each case after giving effect (a) to all other liabilities of such Affiliate Guarantor, contingent or otherwise, that are relevant under such Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Affiliate Guarantor in respect of intercompany Indebtedness to the Australian Borrowers to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by such Affiliate Guarantor hereunder) and (b) to the value as assets of such Affiliate Guarantor (as determined under the applicable provisions of such Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights held by such Affiliate Guarantor pursuant to (i) applicable Requirements of Law, (ii) Section 4 (Contribution) of this Guaranty or (iii) any other Contractual Obligations providing for an equitable allocation among such Affiliate Guarantor and other Subsidiaries or Affiliates of the Borrowers of obligations arising under this Guaranty or other guaranties of the Guarantied Obligations by such parties.



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                                                               NON-U.S. GUARANTY
                                                                 SWIFT & COMPANY


                  SECTION 4 CONTRIBUTION

                  To the extent that any Affiliate Guarantor shall be required hereunder to pay a portion of the Guarantied Obligations exceeding the greater of (a) the amount of the economic benefit actually received by such Affiliate Guarantor from the Revolving Credit Facility and the Term Loans and the other financial accommodations provided to the Borrowers under the Loan Documents and
(b) the amount such Affiliate Guarantor would otherwise have paid if such Affiliate Guarantor had paid the aggregate amount of such Guarantied Obligations (excluding the amount thereof repaid by the Australian Borrowers) in the same proportion as such Affiliate Guarantor's net worth at the date enforcement is sought hereunder bears to the aggregate net worth of all the Affiliate Guarantors who have guaranteed such Guarantied Obligations pursuant to the terms hereof at the date enforcement is sought hereunder, then such Guarantor shall be reimbursed by such other Affiliate Guarantors for the amount of such excess, pro rata, based on the respective net worths of such other Affiliate Guarantors at the date enforcement hereunder is sought.

                  SECTION 5 AUTHORIZATION; OTHER AGREEMENTS

                  The Guarantied Parties are hereby authorized, without notice to, or demand upon, any Guarantor, which notice and demand requirements each are expressly waived hereby, and without discharging or otherwise affecting the obligations of such Guarantor hereunder (which obligations shall remain absolute and unconditional notwithstanding any such action or omission to act), from time to time, to do each of the following:

                  (a) supplement, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, the Guarantied Obligations, or any part of them, or otherwise modify, amend or change the terms of any promissory note or other agreement, document or instrument (including the other Loan Documents) now or hereafter executed by either Australian Borrower and delivered to the Guarantied Parties or any of them, including any increase or decrease of principal or the rate of interest thereon;

                  (b) waive or otherwise consent to noncompliance with any provision of any instrument evidencing the Guarantied Obligations, or any part thereof, or any other instrument or agreement in respect of the Guarantied Obligations (including the other Loan Documents) now or hereafter executed by either Australian Borrower and delivered to the Guarantied Parties or any of them;

                  (c) accept partial payments on the Guarantied Obligations;

                  (d) receive, take and hold additional security or collateral for the payment of the Guarantied Obligations or any part of them and exchange, enforce, waive, substitute, liquidate, terminate, abandon, fail to perfect, subordinate, transfer, otherwise alter and release any such additional security or collateral;

                  (e) settle, release, compromise, collect or otherwise liquidate the Guarantied Obligations or accept, substitute, release, exchange or otherwise alter, affect or impair any security or collateral for the Guarantied Obligations or any part of them or any other guaranty therefor, in any manner;

                                                               NON-U.S. GUARANTY
                                                                 SWIFT & COMPANY


                  (f) add, release or substitute any one or more other guarantors, makers or endorsers of the Guarantied Obligations or any part of them and otherwise deal with either Australian Borrower or any other guarantor, maker or endorser;

                  (g) apply to the Guarantied Obligations any payment or recovery (x) from either Australian Borrower, from any guarantor, maker or endorser of the Guarantied Obligations or any part of them or (y) from any Guarantor to the Guarantied Obligations in such order as provided herein, in each case whether such Guarantied Obligations are secured or unsecured or guaranteed or not guaranteed by others;

                  (h) apply to the Guarantied Obligations of any Guarantor any payment or recovery from such Guarantor or sums realized from security furnished by such Guarantor upon its indebtedness or obligations to the Guarantied Parties or any of them, in each case whether or not such indebtedness or obligations relate to such Guarantied Obligations; and

                  (i) refund at any time any payment received by any Guarantied Party in respect of any of the Guarantied Obligations, and payment to such Guarantied Party of the amount so refunded shall be fully guaranteed hereby even though prior thereto this Guaranty shall have been cancelled or surrendered (or any release or termination of any Collateral by virtue thereof), and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any Guarantor hereunder in respect of the amount so refunded (and any Collateral so released or terminated shall be reinstated with respect to such obligations);

even if any right of reimbursement or subrogation or other right or remedy of any Guarantor is extinguished, affected or impaired by any of the foregoing (including any election of remedies by reason of any judicial, non-judicial or other proceeding in respect of the Guarantied Obligations that impairs any subrogation, reimbursement or other right of such Guarantor).

                  SECTION 6 GUARANTY ABSOLUTE AND UNCONDITIONAL

                  Each Guarantor hereby waives any defense of a surety or guarantor or any other obligor on any obligations arising in connection with or in respect of any of the following and hereby agrees that its obligations under this Guaranty are absolute and unconditional and shall not be discharged or otherwise affected as a result of any of the following:

                  (a) the invalidity or unenforceability of any obligation of either Australian Borrower under the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto, or any security for, or other guaranty of the Guarantied Obligations or any part of them, or the lack of perfection or continuing perfection or failure of priority of any security for the Guarantied Obligations or any part of them;

                  (b) the absence of any attempt to collect the Guarantied Obligations or any part of them from either Australian Borrower or other action to enforce the same;

                  (c) failure by any Guarantied Party to take any steps to perfect and maintain any Lien on, or to preserve any rights to, any Collateral;

                  (d) any Guarantied Party's election, in any proceeding instituted under chapter 11 of the Bankruptcy Code, of the application of
Section 1111(b)(2) of the Bankruptcy Code or any applicable provisions of comparable state law, provincial law or Australian law;

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                                                               NON-U.S. GUARANTY
                                                                 SWIFT & COMPANY


                  (e) any borrowing or grant of a Lien by either Australian Borrower, as debtor-in-possession, or extension of credit, under Section 364 of the Bankruptcy Code or any applicable provisions of comparable state law, provincial law or Australian law;

                  (f) the disallowance, under Section 502 of the Bankruptcy Code or any applicable provisions of comparable state law, provincial law or Australian law, of all or any portion of any Guarantied Party's claim (or claims) for repayment of the Guarantied Obligations;

                  (g) any use of cash collateral under Section 363 of the Bankruptcy Code or any applicable provisions of comparable state law, provincial law or Australian law;

                  (h) any agreement or stipulation as to the provision of adequate protection in any bankruptcy proceeding;

                  (i) the avoidance of any Lien in favor of the Guarantied Parties or any of them for any reason;

                  (j) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against either Australian Borrower, any Guarantor or any of the Borrowers' other Subsidiaries, including any discharge of, or bar or stay against collecting, any Obligation (or any part of them or interest thereon) in or as a result of any such proceeding;

                  (k) failure by any Guarantied Party to file or enforce a claim against either Australian Borrower or their estates in any bankruptcy or insolvency case or proceeding;

                  (l) any action taken by any Guarantied Party if such action is authorized hereby;

                  (m) any election following the occurrence of an Event of Default by any Guarantied Party to proceed separately against the personal property Collateral in accordance with such Guarantied Party's rights under the UCC (or any applicable provisions of comparable Australian law) or, if the Collateral consists of both personal and real property, to proceed against such personal and real property in accordance with such Guarantied Party's rights with respect to such real property; or

                  (n) any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor or any other obligor on any obligations, other than the payment in full of the Guarantied Obligations of such Guarantor.

                  SECTION 7 TAXES

                  (a) Any and all payments or crediting of amounts by the Guarantors under and otherwise in connection with this Guaranty shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) taxes imposed on each Guarantied Party's net income, and capital and franchise taxes imposed on it by the jurisdiction (or any political subdivision thereof) under the laws of which such Guarantied Party is organized and by any jurisdiction asserting taxing authority as a result of such Guarantied Party's having a past or present connection with it (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be

                                                               NON-U.S. GUARANTY
                                                                 SWIFT & COMPANY


required by law to be deducted from or in respect of any sum payable or credited hereunder to any Guarantied Party (w) the sum payable shall be increased as may be necessary so that after making all required deductions in respect of Taxes (including deductions applicable to additional sums payable under this Section
7) such Guarantied Party receives an amount equal to the sum it would have received had no such deductions been made, (x) the Guarantor shall make such deductions, (y) the Guarantor shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law and (z) the Guarantor shall promptly deliver to such Guarantied Party the original or a certified copy of a receipt evidencing such payment or other evidence of payment reasonably acceptable to such Guarantied Party.

                  (b) In addition, each Guarantor shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies, and all liabilities with respect thereto, in each case arising from any payment made or credited under or in connection with this Guaranty or from the execution, delivery or registration of, or otherwise with respect to, this Guaranty (collectively, "Other Taxes").

                  (c) Each Guarantor shall indemnify each Guarantied Party for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 7) paid by such Guarantied Party and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Guarantied Party makes written demand therefor.

                  (d) Within 30 days after the date of any payment by any Guarantor of Taxes or Other Taxes pursuant to the indemnity set forth in clause
(c) above (other than by way of reimbursement directly paid to the Guarantied Party), such Guarantor shall furnish each applicable Guarantied Party with the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment thereof reasonably acceptable to the Guarantied Party.

                  (e) Without prejudice to the survival of any other agreement of the Guarantors, the Guarantied Parties, the Administrative Agent and the Lenders hereunder, the agreements and obligations of the Guarantors contained in this Section 7 shall survive the payment in full of all other obligations of the Guarantors under this Guaranty.

                  (f) Each Guarantied Party when claiming any additional amounts payable pursuant to this Section 7 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to avoid the need for, or reduce the amount of, any such additional amounts which would be payable or may thereafter accrue and would not, in the sole determination of such Guarantied Party reasonably exercised, be otherwise disadvantageous to such Guarantied Party. If such Guarantied Party is not, with reasonable efforts, able to take such action, then it shall use its reasonable efforts to complete such tax forms and make such filings as would avoid the need for, or reduce the amount of, any such additional amounts which would be payable or may thereafter accrue; provided, however, that completion of such forms and making of such filings would not in the sole discretion of such Guarantied Party reasonably exercised be disadvantageous to it.

                  (g) If any Guarantied Party determines in its sole discretion exercised reasonably that it has received or has been granted a credit against, or remission for, or a refund or a repayment of any Taxes (i) as a result of any Guarantor's deduction and payment to a taxing

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                                                               NON-U.S. GUARANTY
                                                                 SWIFT & COMPANY


authority of an amount pursuant to clause (a) above or (ii) with respect to which such Guarantor has paid an amount to such Guarantied Party pursuant to clause (c) above, then such Guarantied Party shall, within 30 days, pay such Guarantor the lesser of (y) the credit, remission, refund or repayment of Taxes received or granted and (z) the amount paid by such Guarantor pursuant to this
Section 7.

                  SECTION 8 WAIVERS

                  Each Guarantor hereby waives diligence, promptness, presentment, demand for payment or performance and protest and notice of protest, notice of acceptance (including in the case of any Mexican Guarantor, any right to which it may be entitled to the extent applicable under Articles 2814, 2815, 2816, 2817, 2818, 2819, 2820, 2821, 2822, 2823, 2842, 2845 and 2846
of the Mexican Federal Civil Code and the correlative articles of the Civil Codes of the different states of Mexico), and any other notice in respect of the Guarantied Obligations or any part of them, and any defense arising by reason of any disability or other defense of either Australian Borrower. Each Guarantor shall not, until the Guarantied Obligations are irrevocably paid in full and the Commitments have been terminated, assert any claim or counterclaim it may have against either Australian Borrower in respect of the Guarantied Obligations or set off any of its obligations to either Australian Borrower against any obligations of such Australian Borrower to it in respect of the Guarantied Obligations. In connection with the foregoing, each Guarantor covenants that its obligations hereunder shall not be discharged, except by complete performance.

                  SECTION 9 RELIANCE

                  Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Australian Borrowers and any endorser and other guarantors of all or any part of the Guarantied Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guarantied Obligations, or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that no Guarantied Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Guarantied Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Guarantied Party shall be under no obligation (a) to undertake any investigation not a part of its regular business routine, (b) to disclose any information that such Guarantied Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) to make any other or future disclosures of such information or any other information to any Guarantor.

                  SECTION 10 WAIVER OF SUBROGATION AND CONTRIBUTION RIGHTS

                  Until the Obligations have been irrevocably paid in full and the Commitments have been terminated, the Guarantors shall not enforce or otherwise exercise any right of subrogation to any of the rights of the Guarantied Parties or any part of them against either Australian Borrower or any right of reimbursement or contribution or similar right against either Australian Borrower by reason of this Guaranty or by any payment made by any Guarantor in respect of the Guarantied Obligations.

                  SECTION 11 SUBORDINATION

                  Each Guarantor hereby agrees that any Indebtedness of either Australian Borrower now or hereafter owing to any Guarantor, whether heretofore, now or hereafter created

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                                                               NON-U.S. GUARANTY
                                                                 SWIFT & COMPANY


(the "Guarantor Subordinated Debt"), is hereby subordinated to all of the Guarantied Obligations and that, except as permitted under Section 8.6 (Restricted Payments) of the Credit Agreement, the Guarantor Subordinated Debt shall not be paid in whole or in part until the Guarantied Obligations have been paid in full and this Guaranty is terminated and of no further force or effect. No Guarantor shall accept any payment of or on account of any Guarantor Subordinated Debt at any time in contravention of the foregoing. Upon the occurrence and during the continuance of an Event of Default, the Australian Borrowers shall pay to the Administrative Agent any payment of all or any part of the Guarantor Subordinated Debt and any amount so paid to the Administrative Agent shall be applied to payment of the Guarantied Obligations as provided in
Section 2.13(g) (Payments and Computations) of the Credit Agreement. Each payment on the Guarantor Subordinated Debt received in violation of any of the provisions hereof shall be deemed to have been received by such Guarantor as trustee for the Guarantied Parties and shall be paid over to the Administrative Agent immediately on account of the Guarantied Obligations, but without otherwise affecting in any manner such Guarantor's liability hereof. Each Guarantor agrees to file all claims against either Australian Borrower in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Guarantor Subordinated Debt, and the Administrative Agent shall be entitled to all of such Guarantor's rights thereunder. If for any reason a Guarantor fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, such Guarantor hereby irrevocably appoints the Administrative Agent as its true and lawful attorney-in-fact and is hereby authorized to act as attorney-in-fact in such Guarantor's name to file such claim or, in the Administrative Agent's discretion, to assign such claim to and cause proof of claim to be filed in the name of the Administrative Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Administrative Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Guarantor hereby assigns to the Administrative Agent all of such Guarantor's rights to any payments or distributions to which such Guarantor otherwise would be entitled. If the amount so paid is greater than such Guarantor's liability hereunder, the Administrative Agent shall pay the excess amount to the party entitled thereto. In addition, each Guarantor hereby irrevocably appoints the Administrative Agent as its attorney-in-fact to exercise all of such Guarantor's voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of either Australian Borrower.

                  SECTION 12 DEFAULT; REMEDIES

                  The obligations of each Guarantor hereunder are independent of and separate from the Guarantied Obligations. If any of the Guarantied Obligations are not paid when due, or upon any Event of Default hereunder or upon any default by either Australian Borrower as provided in any other instrument or document evidencing all or any part of the Guarantied Obligations, the Administrative Agent may, at its sole election, proceed directly and at once, without notice, against any Guarantor of such Guarantied Obligations to collect and recover the full amount or any portion of the Guarantied Obligations then due, without first proceeding against either Australian Borrower or any other guarantor of the Guarantied Obligations, or against any Collateral under the Loan Documents or joining either Australian Borrowers or any other guarantor in any proceeding against any Guarantor. At any time after maturity of the Obligations, the Administrative Agent may (unless the Guarantied Obligations have been irrevocably paid in full), without notice to any Guarantor and regardless of the acceptance of any Collateral for the payment hereof, appropriate and apply toward the payment of the Guarantied Obligations (a) any indebtedness due or to become due from any Guarantied Party to such

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                                                               NON-U.S. GUARANTY
                                                                 SWIFT & COMPANY


Guarantor and (b) any moneys, credits or other property belonging to such Guarantor at any time held by or coming into the possession of any Guarantied Party or any of its respective Affiliates.

                  SECTION 13 IRREVOCABILITY

                  This Guaranty shall be irrevocable as to any and all of the Guarantied Obligations (or any part thereof) until the Commitments have been terminated and all monetary Guarantied Obligations then outstanding have been irrevocably repaid in cash, at which time this Guaranty shall automatically be cancelled with respect to such repaid Guarantied Obligations. Upon such cancellation and at the written request of any Guarantor or its successors or assigns, and at the cost and expense of such Guarantor or its successors or assigns, the Administrative Agent shall execute in a timely manner a satisfaction of this Guaranty and such instruments, documents or agreements as are necessary or desirable to evidence the termination of this Guaranty.

                  SECTION 14 SETOFF

                  Upon the occurrence and during the continuance of an Event of Default, each Guarantied Party and each Affiliate of a Guarantied Party may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Guarantied Obligations of any Guarantor (i) any indebtedness due or to become due from such Guarantied Party or Affiliate to such Guarantor and (ii) any moneys, credits or other property belonging to such Guarantor, at any time held by, or coming into, the possession of such Guarantied Party or Affiliate.

                  SECTION 15 NO MARSHALLING

                  Each Guarantor consents and agrees that no Guarantied Party or Person acting for or on behalf of any Guarantied Party shall be under any obligation to marshal any assets in favor of any Guarantor or against or in payment of any or all of the Guarantied Obligations.

                  SECTION 16 ENFORCEMENT; AMENDMENTS; WAIVERS

                  No delay on the part of any Guarantied Party in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any other Loan Document or otherwise with respect to all or any part of the Guarantied Obligations, the Collateral or any other guaranty of or security for all or any part of the Guarantied Obligations shall operate as a waiver thereof, and no single or partial exercise by any such Person of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any provision of this Guaranty shall be binding upon any Guarantied Party, except as expressly set forth in a writing duly signed and delivered by the party making such modification or waiver. Failure by any Guarantied Party at any time or times hereafter to require strict performance by the Australian Borrowers, any Guarantor, any other guarantor of all or any part of the Guarantied Obligations or any other Person of any provision, warranty, term or condition contained in any Loan Document now or at any time hereafter executed by any such Persons and delivered to any Guarantied Party shall not waive, affect or diminish any right of any Guarantied Party at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of any Guarantied Party, or its respective agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Australian Borrowers or such Guarantor, as applicable, specifying such waiver, and is signed

                                                               NON-U.S. GUARANTY
                                                                 SWIFT & COMPANY


by the party or parties necessary to give such waiver under the Credit Agreement. No waiver of any Event of Default by any Guarantied Party shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by any Guarantied Party permitted hereunder shall in any way affect or impair any Guarantied Party's rights and remedies or the obligations of any Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal or interest owing by the Australian Borrowers to a Guarantied Party shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

                  SECTION 17 SUCCESSORS AND ASSIGNS

                  (a) This Guaranty shall be binding upon each Guarantor and upon the successors and assigns of such Guarantors and shall inure to the benefit of the Guarantied Parties and their respective successors and assigns; all references herein to the Australian Borrowers and to the Guarantors shall be deemed to include their respective successors and assigns. The successors and assigns of the Guarantors and the Australian Borrowers shall include, without limitation, their respective receivers, trustees and debtors-in-possession. All references to the singular shall be deemed to include the plural where the context so requires.

                  (b) Each party to this Guaranty acknowledges and agrees that any changes (in accordance with the provisions of the Loan Documents) in the identity of the persons from time to time comprising the Lenders gives rise to an equivalent change in the Lenders, without any further act. Upon such an occurrence, the persons then comprising the Lenders are vested with the rights, remedies and discretions and assume the obligations of the Lender under this Guaranty (as described in Section 2(b) above). Each party to this agreement irrevocably authorizes the Administrative Agent to give effect to the change in Lender contemplated in this Section 17(b) by countersigning an Assignment and Acceptance.

                  (c) The Company hereby assigns all of its rights and remedies as a Guarantied Party in respect of each Guarantor's guarantee of Australian Holdings' obligations under the Intercompany Credit Agreement to the Administrative Agent and each other Guarantor hereby acknowledges and consents to such assignment.

                  SECTION 18 REPRESENTATIONS AND WARRANTIES; COVENANTS

                  (a) Each Affiliate Guarantor hereby (i) represents and warrants that the representations and warranties as to it made by the Borrowers in Article IV (Representations and Warranties) of the Credit Agreement are true and correct on each date as required by Section 3.2(b)(i) (Conditions Precedent to Each Loan and Letter of Credit) of the Credit Agreement and (ii) agrees to take, or refrain from taking, as the case may be, each action necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor.

                  (b) Ranking. Each Guarantor (other than the Australian Borrowers and each of their Subsidiaries), hereby represents, warrants and covenants that the Guarantied Obligations of such Guarantor under the Loan Documents are direct, unconditional, unsecured and

                                                               NON-U.S. GUARANTY
                                                                 SWIFT & COMPANY


unsubordinated general obligations of such Guarantor, and rank, and will at all times rank, at least pari passu in right and priority of payment with all other present and future outstanding unsecured and unsubordinated Indebtedness of such Guarantor, other than (i) statutorily preferred obligations, (ii) in Mexico, in any bankruptcy proceeding initiated in Mexico pursuant to the laws of Mexico, labor claims, claims of tax authorities for unpaid taxes, social security quotas, workers' housing fund quotas, retirement fund quotas, and (iii) in Japan, in any corporate reorganization or civil reorganization proceedings initiated in Japan pursuant to the laws of Japan, claims of tax authorities for unpaid taxes, and statutorily preferred obligations that arise as a matter of law; provided, however, that nothing contained in this Section shall obligate the Lenders to share Collateral with any other creditor of such Guarantor or obligate any other creditor of such Guarantor to share its collateral with the Lenders (subject to Section 11.7 (Sharing of Payments, Etc.) of the Credit Agreement) and unsubordinated creditors of such Guarantor.

                  (c) No Immunity. Each Guarantor hereby represents and warrants that (i) this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby (including the endorsement of the Notes and the performance by such Guarantor of its obligations thereunder) constitute private civil and commercial acts (and not public or governmental acts) of such Guarantor, and such Guarantor is subject to private civil and commercial law with respect to its obligations under the Loan Documents and (ii) such Guarantor is not entitled to any immunity (whether sovereign or otherwise) from suit, jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself, any Collateral or any other assets of the Loan Parties (including any legal process to enforce any Collateral Document or any other Loan Document or to collect the Guarantied Obligations). Without limiting the generality of the foregoing, the waivers set forth in this Section 18(c) shall be effective to the fullest extent now or hereafter permitted under the Foreign Sovereign Immunities Act of 1976 (as amended, and together with any successor legislation) and are, and are intended to be, irrevocable for purposes thereof.

                  (d) Legal Form. Each Mexican Guarantor hereby represents and warrants that (i) this Agreement is in proper legal form under the law of Mexico for the enforcement thereof against such Mexican Guarantor under such law, and if it were stated to be governed by such law, it would constitute a legal, valid and binding obligation of such Mexican Guarantor under such law, enforceable in accordance with its terms and (ii) all formalities required in Mexico for the validity and enforceability of the Loan Documents have been accomplished and no Taxes are required to be paid and no notarization is required for the validity and enforceability hereof; provided, however, that, in the event any legal proceedings are brought to the courts of Mexico or Japan, a Spanish or Japanese translation, respectively, of the documents required in such proceedings needs to be prepared by translator, which translator must be court approved for legal proceedings in Mexico, and would have to be approved by such court after the defendant had been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents, and, in the event any legal proceedings are brought.

                  SECTION 19 USE OF ENGLISH LANGUAGE

                  This Agreement and each of the other Loan Documents have been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including, without limitation, any modifications or supplements hereto) or the other Loan Documents shall be in the English

                                                               NON-U.S. GUARANTY
                                                                 SWIFT & COMPANY


language, or accompanied by a certified English language translation thereof, and the English language version of any such document and communication shall control for all purposes under this Agreement, the Credit Agreement, the Notes and any other Loan Document.

                  SECTION 20 GOVERNING LAW

                  This Guaranty and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  SECTION 21 SUBMISSION TO JURISDICTION; SERVICE OF PROCESS

                  (a) Any legal action or proceeding with respect to this Guaranty, and any other Loan Document, may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, each Guarantor, in consideration of a similar submission made by the Guarantied Parties in the Credit Agreement, hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  (b) Each Guarantor hereby irrevocably designates, appoints and empowers CT Corporation System (telephone number: 212-894-8600) (telecopy number: 212-894-8690) (address: 111 Eighth Avenue, New York, N.Y. 10011) (the "Process Agent"), in the case of any suit, action or proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of, or in connection with, this Guaranty or any other Loan Document. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to such Guarantor in care of the Process Agent at the Process Agent's above address, and such Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Guarantor irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent or such Guarantor care of the Borrowers at the Borrower's address specified in Section 11.8 (Notices, Etc.) of the Credit Agreement or at such other addresses as the Borrowers may specify pursuant to such Section 11.8. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (c) Nothing contained in this Section 21 (Submission to Jurisdiction; Service of Process) shall affect the right of the Administrative Agent or any other Guarantied Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against a Guarantor in any other jurisdiction.

                  (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in a Currency of Payment into another currency, the parties hereto agree that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase such Currency of Payment with such other

                                                               NON-U.S. GUARANTY
                                                                 SWIFT & COMPANY


currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York time) on the Business Day preceding that on which final judgment is given, for delivery two Business Days thereafter.

                  SECTION 22 WAIVER OF JUDICIAL BOND

                  To the fullest extent permitted by applicable law, the Guarantor waives the requirement to post any bond that otherwise may be required of any Guarantied Party in connection with any judicial proceeding to enforce such Guarantied Party's rights to payment hereunder, security interest in or other rights to the Collateral or in connection with any other legal or equitable action or proceeding arising out of, in connection with, or related to this the Loan Documents to which it is a party.

                  SECTION 23 CERTAIN TERMS

                  The following rules of interpretation shall apply to this
Guaranty: (a) the terms "herein," "hereof," "hereto" and "hereunder" and similar terms refer to this Guaranty as a whole and not to any particular Article, Section, subsection or clause in this Guaranty, (b) unless otherwise indicated, references herein to an Exhibit, Article, Section, subsection or clause refer to the appropriate Exhibit to, or Article, Section, subsection or clause in this Guaranty and (c) the term "including" means "including without limitation" except when used in the computation of time periods.

                  SECTION 24 WAIVER OF JURY TRIAL

                  EACH OF THE ADMINISTRATIVE AGENT, THE OTHER GUARANTIED PARTIES AND EACH GUARANTOR IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY AND ANY OTHER LOAN DOCUMENT.

                  SECTION 25 NOTICES

                  Any notice or other communication herein required or permitted shall be given as provided in Section 11.8 (Notices, Etc.) of the Credit Agreement and, in the case of any Guarantor, to such Guarantor in care of either Australian Borrower.

                  SECTION 26 SEVERABILITY

                  Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

                  SECTION 27 ADDITIONAL GUARANTORS

                  Each of the Guarantors agrees that, if, pursuant to Section 7.11(b) (Additional Collateral and Guaranties) of the Credit Agreement, the Australian Borrowers shall be required to cause any Subsidiary or Affiliate thereof that is not a Guarantor to become a Guarantor hereunder, or if for any reason an Australian Borrower desires any such Subsidiary or Affiliate to become a Guarantor hereunder, such Subsidiary or Affiliate shall execute and deliver to the

                                                               NON-U.S. GUARANTY
                                                                 SWIFT & COMPANY


Administrative Agent a Guaranty Supplement in substantially the form of Exhibit A (Guaranty Supplement) attached hereto and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto on the Closing Date.

                  SECTION 28 COLLATERAL

                  Each Guarantor hereby acknowledges and agrees that its obligations under this Guaranty are secured pursuant to the terms and provisions of the Collateral Documents executed by it in favor of the Administrative Agent, the Company (as assigned to the Administrative Agent hereunder) and the Australian Collateral Trustee, for the benefit of the Secured Parties, and covenants that it shall not grant any Lien with respect to its Property in favor, or for the benefit, of any Person other than the Administrative Agent, the Company (as assigned to the Administrative Agent hereunder) and the Australian Collateral Trustee, for the benefit of the Secured Parties.

                  SECTION 29 COSTS AND EXPENSES

                  In accordance with the provisions of Section 11.3 (Costs and Expenses) of the Credit Agreement, each Guarantor agrees to pay or reimburse the Administrative Agent and each of the other Guarantied Parties upon demand for all out-of-pocket costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent and such other Guarantied Parties in enforcing this Guaranty against such Guarantor or any security therefor or exercising or enforcing any other right or remedy available in connection herewith or therewith.

                  SECTION 30 WAIVER OF CONSEQUENTIAL DAMAGES

                  EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGE IN ANY LEGAL ACTION OR PROCEEDING IN RESPECT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT.

                  SECTION 31 ENTIRE AGREEMENT

                  This Guaranty, taken together with all of the other Loan Documents executed and delivered by the Guarantors, represents the entire agreement and understanding of the parties hereto and supersedes all prior understandings, written and oral, relating to the subject matter hereof.

                  This Guaranty is a specialty deed for Australian law purposes.


                            [SIGNATURE PAGES FOLLOW]

                                                                        GUARANTY
                                                                 SWIFT & COMPANY


                  IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantors as of the day and year first set forth above.


                                    SWIFT & COMPANY,
                                    as Assignor under Section 17(c) and Borrower


                                    By: /s/ JOHN SIMONS
                                       -----------------------------------------
                                       Name: John Simons
                                       Title: Vice President


                                    Affiliate Guarantors:

                                    S&C AUSTRALIA HOLDCO PTY. LTD.
                                    AUSTRALIA MEAT HOLDINGS PTY. LIMITED
                                       (F/K/A AUSTRALIA OPCO)
                                    BURCHER PTY. LIMITED

                                    By: /s/ PETER WHITE
                                       -----------------------------------------
                                       Name: Peter White
                                       Title: Attorney


                                    KABUSHIKI KAISHA SAC JAPAN

                                    By: /s/ PATRICK J. KOLEY
                                       -----------------------------------------
                                       Name: Patrick J. Koley
                                       Title: Attorney-in-Fact


                                    SWIFT REFRIGERATED FOODS, S.A. DE C.V.

                                    By: /s/ PATRICK J. KOLEY
                                       -----------------------------------------
                                       Name: Patrick J. Koley
                                       Title: Attorney-in-Fact


ACKNOWLEDGED AND AGREED
as of the date first above written:

CITICORP USA, INC.,
as Administrative Agent


By: /s/ THOMAS M. HALSEN
   -------------------------------
   Name: Thomas M. Halsen
   Title: Director



   (SIGNATURE PAGE TO NON-U.S. GUARANTY OF SWIFT & COMPANY'S CREDIT AGREEMENT)

                                    EXHIBIT A
                                       TO
                                    GUARANTY


                           FORM OF GUARANTY SUPPLEMENT




                  The undersigned hereby agrees to be bound as a Guarantor for purposes of the Guaranty, dated as of September 19, 2002 (the "Guaranty"), among certain Subsidiaries of Swift & Company, S&C Australia Holdco Pty. Ltd. and Australia Meat Holdings Pty. Limited listed on the signature pages thereof and acknowledged by Citicorp USA, Inc., as Administrative Agent, and the undersigned hereby acknowledges receipt of a copy of the Guaranty. The undersigned hereby represents and warrants that each of the representations and warranties contained in Section 18 (Representations and Warranties; Covenants) of the Guaranty applicable to it is true and correct on and as the date hereof as if made on and as of such date. Capitalized terms used herein but not defined herein are used with the meanings given them in the Guaranty.

                  IN WITNESS WHEREOF, the undersigned has caused this Guaranty Supplement to be duly executed and delivered as of ___________, ____.



                                       [NAME OF AFFILIATE GUARANTOR]


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

ACKNOWLEDGED AND AGREED
as of the date first above written:

CITICORP USA, INC.
as Administrative Agent


By:
   -------------------------------
Name:
Title: